Exhibit 32

CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned officers of Dakota Plains Holdings, Inc., a Nevada corporation (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2014	/s/ Craig M. McKenzie
Craig M. McKenzie
Chief Executive Officer

Date: November 10, 2014	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer